Exhibit 24.0

POWER OF ATTORNEY

The undersigned director of Delanco Bancorp, Inc. (the “Company”) hereby constitutes and appoints James E. Ego and Eva Modi, with full power of substitution, his true and lawful attorney-in-fact and agent, to do any and all things in his name in the capacity indicated below which said James E. Igo and Eva Modi may deem necessary or advisable to enable Delanco Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 of Delanco Bancorp, Inc., including specifically but not limited to, power and authority to sign for me in my name, in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and I hereby ratify and confirm all that said James E. Igo and Eva Modi shall lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has set his hand as of the date set forth below.

Name and Title	Date

/s/ Daniel R. Roccato Daniel R. Roccato Director	July 15, 2013